Exhibit 3.2

Form 424 **(Revised 05/11)** Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 **Filing Fee: See instructions**	THE STATE OF TEXAS **Certificate of Amendment**

This space reserved for office use.

Entity Information

The name of the filing entity is:

Mangoceuticals, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

- ☑ For-profit Corporation
- ☐ Nonprofit Corporation
- ☐ Cooperative Association
- ☐ Limited Liability Company
- ☐ Professional Corporation
- ☐ Professional Limited Liability Company
- ☐ Professional Association
- ☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 804264096

The date of formation of the entity is: October 7, 2021

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Form 424

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Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	*M.I.*	*Last Name*	*Suffix*

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

		TX	
Street Address (No P.O. Box)	*City*	*State*	*Zip Code*

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☑ **Add** each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

See Attached Articles 6 through 16 which are incorporated herein by reference.

☑ **Alter** each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Article 4 - Authorized Shares. The total number of shares the corporation is authorized to issue is 210,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of "blank check" preferred stock par value $0.0001 per share.

☐ **Delete** each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424

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Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______________________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ______________________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: April 15, 2022

By:

Jacob D. Cohen

Signature of authorized person

Jacob Cohen, Chief Executive Officer

Printed or typed name of authorized person (see instructions)

Print Reset

Form 424

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Article 6 – Authorized Shares Continued

The total number of shares of stock that the Corporation shall have authority to issue is 210,000,000 consisting of 200,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 10,000,000 shares of “blank check” preferred stock par value $0.0001 per share (“Preferred Stock”).

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Article 7 - Directors

The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum, subject to Section 21.410(d) of the Texas Business Organizations Code, where applicable.

Article 8 - Stock

No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause. The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

Article 9 – Quorum

Except as otherwise provided under applicable law or the Bylaws of the Corporation in effect from time to time, with respect to any matter, a quorum will be present at a meeting of shareholders if the holders of a majority of the voting power of all of the issued and outstanding shares of stock entitled to vote on that matter are represented at the meeting in person or by proxy. A majority of the directors then in office shall constitute a quorum for all purposes at any meeting of the Board.

Certificate of Amendment (continued)
Mangoceuticals, Inc.

Article 10 - Voting

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

Any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall have been signed by the holder or holders having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting, in which each owner or holder entitled to vote on the action is present and votes. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 50 days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

As authorized by Section 21.365 of the Texas Business Organizations Code, in lieu of the vote required by Section 21.457 or Section 21.364 of the Texas Business Organizations Code, the shareholders by Majority Vote shall approve (a) any “fundamental action” as defined in Section 21.364 of the Texas Business Organizations Code, (b) the sale, transfer, or disposition of all or substantially all of the assets of the Corporation, (c) any fundamental business transaction specified in Subchapter J of Section 21 of the Texas Business Organizations Code, and (c) any reorganization, merger, interest exchange, conversion. “Majority Vote” means the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for, against, or expressly abstain from voting on, the matter at a shareholder’s meeting at which a quorum is present.

Certificate of Amendment (continued)
Mangoceuticals, Inc.

Article 11 – Personal Liability of Directors

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Texas Business Organizations Code, as the same may be amended and supplemented.

Article 12 - Indemnification

The Corporation shall, to the fullest extent permitted by the Texas Business Organizations Code, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Article 13 – Amendments to Certificate of Formation

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Formation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Article 14 – No Cumulative Voting Rights

Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

Article 15 – Not Governed By Affiliates Business Combination Rules

The Corporation, pursuant to Section 21.607 of the Texas Business Organizations Code (“TBOC”), elects not to be governed by Chapter 21, Subchapter M of the TBOC (Sections 21.601 through 21.610), inclusive.

Article 16 - Bylaws

The Board of Directors shall adopt the initial Bylaws of the Corporation. The Board of Directors shall also have the power to alter, amend or repeal the Bylaws, or to adopt new Bylaws, except as otherwise may be specifically provided in the Bylaws.

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Certificate of Amendment (continued)
Mangoceuticals, Inc.